Exhibit 10.1

AMENDMENT TO STOCK OPTION AGREEMENTS

This Amendment is entered into as of                     , 2005, by and between Greater Bay Bancorp and the undersigned Optionee under the Greater Bay Bancorp 1996 Stock Option Plan, as amended and restated (the “Plan”). Capitialized terms used but not defined herein shall have the meanings set forth in the Plan.

Pursuant to the provisions of the Plan, Greater Bay Bancorp and Optionee agree that each of the Stock Option Agreements listed on Exhibit A hereto (the “Agreements”) shall be amended in the following respects:

1. Notwithstanding the “Right to Exercise” schedules set forth in the Agreements, on the date of the Executive Subcommittee of the Compensation Committee’s decision as indicated on the attached Exhibit A, each of the Options granted under the Agreements shall be fully vested and exercisable as to all Shares subject to such Option for the remaining term of such Option in accordance with and subject to the terms and conditions of the Plan and the applicable Agreement.

2. Except as expressly set forth herein, Shares issued pursuant to the exercise of an Option prior to the earliest date on which the Option would have become exercisable without regard to the amendment set forth in Section 1 above may not be sold, exchanged or otherwise transferred by Optionee prior to the earliest date on which the Option would have become exercisable without regard to the amendment set forth in Section 1 above.

3. The restriction on sale, exchange and other transfer set forth in Section 2 above shall lapse and shall be of no further force or effect upon the earliest occurrence of (a) a Change in Control, (b) the death, Total and Permanent Disability, or Retirement of Optionee, or (c) the Company’s involuntary termination of Optionee’s status as an Employee without “cause” (as defined in the applicable Agreement).

4. The share certificates issued with respect to any Shares to which the restriction on sale, exchange and other transfer set forth in Section 2 above is applicable shall contain the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE, EXCHANGE AND OTHER TRANSFER AS SET FORTH IN AN AMENDMENT TO STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

5. The undersigned Optionee acknowledges that he or she has received the notice dated November 4, 2005, regarding accelerated vesting of underwater stock options, has been given the opportunity to review the stock option acceleration program with his or her personal tax and financial advisors, understands the tax and financial consequences of entering into this Amendment, and has elected to participate in the stock option acceleration program.

OPTIONEE	GREATER BAY BANCORP

Signature:	By:
Print Name:	Title:

EXHIBIT A

SCHEDULE OF STOCK OPTION GRANT AGREEMENTS

WITH ACCLERATED VESTING

As of                     , 2005